EX-99.16.b

POWER OF ATTORNEY

     I, the undersigned member of the Board of Trustees of Quaker Investment Trust (the “Trust”), hereby constitute and appoint Jeffry H. King, Laurie Keyes, and Justin Brundage, and each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacity, all Registration Statements of the Trust on Form N-1A, Form N-8A or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments or Post-Effective Amendments to said Registration Statements on Form N-1A or any successor thereto, any Registration Statement on Form N-14, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and on my behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

      This power of attorney is effective for all documents filed on or after October 16, 2008.

      IN WITNESS HEREOF, the undersigned has executed this instrument on this 24th day of October 2008.

/s/ Gary Edward Shugrue Gary Edward Shugrue